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                                                                     Exhibit 14

===============================================================================




                          AGREEMENT AND PLAN OF MERGER



                                 by and between



                           GENAMERICA FINANCIAL, LLC,



                                       and



                        GENAMERICA FINANCIAL CORPORATION





                          Dated as of December 22, 2004





===============================================================================



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                                                                   Page 20 of 24

                                Table of Contents


                                                                                    Page


                                    ARTICLE 1
                                     Merger
SECTION 1.1.      Merger..............................................................1
SECTION 1.2.      Effective Time of the Merger........................................1
SECTION 1.3.      Further Assurances..................................................1

                                    ARTICLE 2
          Name; Limited Liability Company Agreement; Manager of the Surviving Entity

SECTION 2.1.      Name of Surviving Entity............................................2
SECTION 2.2.      Limited Liability Company Agreement.................................2
SECTION 2.3.      Manager of LLC......................................................2

                                    ARTICLE 3
                              Cancellation of Stock

SECTION 3.1.      Cancellation of Stock...............................................2

                                    ARTICLE 4
                                   Tax Matters

SECTION 4.1.      Tax Matters.........................................................2

                                    ARTICLE 5
                                   Conditions

SECTION 5.1.      Conditions..........................................................2

                                    ARTICLE 6
                                     General

SECTION 6.1.      Termination and Abandonment.........................................3
SECTION 6.2.      Amendment...........................................................3
SECTION 6.3.      Headings............................................................3
SECTION 6.4.      Counterparts........................................................3
SECTION 6.5.      Governing Law.......................................................3


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                                                                   Page 21 of 24

     This Agreement and Plan of Merger (this "Agreement"), dated as of December 22, 2004, is by and between GenAmerica Financial, LLC, a Delaware limited liability company (the "LLC"), and GenAmerica Financial Corporation, a Missouri corporation ("GenAmerica"),

                              W I T N E S S E T H:

     WHEREAS, GenAmerica has authorized capital stock consisting of 25,000 shares of common stock, no par value, and 5,000 shares of preferred stock, no par value, of which 1,000 shares of common stock are issued and outstanding;

     WHEREAS, the LLC and GenAmerica desire that GenAmerica merge with and into the LLC and that the LLC continue as the surviving entity of such merger, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Missouri and the State of Delaware; and

     WHEREAS, the sole Member of the LLC and the Board of Directors of GenAmerica have determined that the Merger described herein is advisable and fair and in the best interests the parties' respective equity holders;

     NOW, THEREFORE, in consideration of the promises and contributions described herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1
                                     Merger

     SECTION 1.1. Merger. Subject to the terms and conditions of this Agreement, GenAmerica shall be merged (the "Merger") with and into the LLC in accordance with the General Business Corporations Law of the State of Missouri (the "MO GBCL") and the Delaware Limited Liability Act (the "DE LLCA"), the separate existence of GenAmerica shall cease and the LLC shall be the surviving entity (the "Surviving Entity") and continue its existence under the laws of the State of Delaware. The Surviving Entity shall succeed, insofar as permitted by law, to all the rights, assets, liabilities and obligations of the LLC.

     SECTION 1.2. Effective Time of the Merger. The Merger shall become effective at such date and time (the "Effective Time of the Merger") as is the later of the date and time at which an appropriate certificate of merger is filed by the Secretary of State of the State of Missouri in the office of the Secretary of State in accordance with the MO GBCL and the date and time at which an appropriate certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DE LLCA, or at such later time as GenAmerica and LLC may agree upon and as may be set forth in the respective certificates of merger.

     SECTION 1.3. Further Assurances. From time to time, as and when required by the LLC or by its successors or assigns, there shall be executed and delivered on behalf of GenAmerica such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority


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                                                                   Page 22 of 24

of GenAmerica, and otherwise to carry out the purpose of this Agreement, and the officers and directors of the Surviving Entity are fully authorized in the name and on behalf of GenAmerica or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                                   ARTICLE 2
                   Name; Limited Liability Company Agreement;
                         Manager of the Surviving Entity

     SECTION 2.1. Name of Surviving Entity. The name of the Surviving Entity shall be "GenAmerica Financial, LLC."

     SECTION 2.2. Limited Liability Company Agreement. The Limited Liability Company Agreement of the LLC (the "LLC Agreement") in effect immediately prior to the Effective Time of the Merger shall be the LLC Agreement of the Surviving Entity after the Effective Time of the Merger and the LLC Agreement shall continue in full force and effect until amended and changed thereafter as prescribed by the provisions of the DE LLCA.

     SECTION 2.3. Manager of LLC. The Manager (as defined in the LLC Agreement) of the LLC at the Effective Time of the Merger shall continue to be the Manager of the Surviving Entity after the Effective Time of the Merger until resignation or removal in accordance with the terms of the LLC Agreement.

                                   ARTICLE 3
                              Cancellation of Stock

     SECTION 3.1. Cancellation of Stock. At the Effective Time of the Merger, each share of common stock of GenAmerica issued and outstanding immediately prior to the Effective Time of the Merger shall be cancelled without any consideration being issued or paid therefor. The interest of the Member of the LLC shall not be changed or transferred in any manner as a result of the Merger.

                                    ARTICLE 4
                                   Tax Matters

     SECTION 4.1. Tax Matters. The Merger is intended to qualify as a liquidation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the "Code"). This Agreement is intended to constitute a "Plan of Liquidation" within the meaning of the regulations promulgated under Section 332 of the Code. No party shall take any action which is inconsistent with such intent.

                                    ARTICLE 5
                                   Conditions

     SECTION 5.1. Conditions. Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                                       2

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                                                                   Page 23 of 24

     (a) this Agreement and the Merger shall have been adopted and approved by the Board of Directors of GenAmerica in accordance with the laws of the State of Missouri and the Certificate of Incorporation of GenAmerica;

     (b) this Agreement and the Merger shall have been adopted and approved by the Metropolitan Life Insurance Company as the holder of all the outstanding shares of common stock of GenAmerica prior to the Effective Time of the Merger; and

     (c) this Agreement and the Merger shall have been adopted and approved by the Metropolitan Life Insurance Company as the sole Member of the LLC in accordance with the laws of the State of Delaware and the LLC Agreement.

                                    ARTICLE 6
                                     General

     SECTION 6.1. Termination and Abandonment. At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by the Board of Directors of GenAmerica or the sole Member of the LLC.

     SECTION 6.2. Amendment. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Board of Directors of GenAmerica and the Member of the LLC; provided, however, that this Agreement may not be amended after it has been adopted by the sole shareholder of GenAmerica in any manner not permitted under applicable law.

     SECTION 6.3. Headings. The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     SECTION 6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     SECTION 6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Missouri shall apply to the Merger.

                                       3

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                                                                   Page 24 of 24

     In witness whereof, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.


                                        GenAmerica Financial, LLC


                                        By: Metropolitan Life Insurance Company,
                                            its Manager


                                        By: /s/  Anthony J. Williamson
                                            -----------------------------------
                                            Name:  Anthony J. Williamson
                                            Title: Senior Vice President
Attest:

/s/ James D. Gaughan
--------------------------
Name:  James D. Gaughan
Title: Assistant Secretary

                                        GenAmerica Financial Corporation


                                        By: /s/  Anthony J. Williamson
                                            -----------------------------------
                                            Name:  Anthony J. Williamson
                                            Title: Senior Vice President


Attest:

/s/ James D. Gaughan
--------------------------
Name:  James D. Gaughan
Title: Secretary

                                        Acknowledged & Agreed to,

                                        Metropolitan Life Insurance Company


                                        By: /s/  Anthony J. Williamson
                                            -----------------------------------
                                            Name:  Anthony J. Williamson
                                            Title: Senior Vice President

Attest:

/s/ James D. Gaughan
--------------------------
Name:  James D. Gaughan
Title: Assistant Secretary


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